Exhibit 3.1

STAR HOLDINGS

AMENDED AND RESTATED DECLARATION OF TRUST

_______, 2023

This AMENDED AND RESTATED DECLARATION OF TRUST is made effective as of the date set forth above by the undersigned trustees of the Trust (the “Trust”), in order to amend and restate the Declaration of Trust in the manner set forth herein.

ARTICLE I

FORMATION; CERTIFICATE OF TRUST

The Trust is a statutory trust within the meaning of the Maryland Statutory Trust Act, as amended from time to time (the “Act”). The Trust shall not be deemed to be a general partnership, limited partnership, joint venture, joint stock company or a corporation, but nothing herein shall preclude the Trust from being treated for tax purposes as a partnership, an association taxable as a corporation or as a business entity disregarded for tax purposes as an entity separate from its owners under the Internal Revenue Code of 1986, as amended from time to time (the “Code”) and the regulations promulgated thereunder. The undersigned trustee has formed the Trust by filing a Certificate of Trust with the State Department of Assessments and Taxation of Maryland (as amended, restated or corrected from time to time, the “Certificate”). The governing instrument of the Trust, as that term is defined in the Act, shall be this Amended and Restated Declaration of Trust, as it may hereafter be amended or restated (the “Declaration of Trust”), together with any bylaws adopted in accordance herewith for the regulation and management of the affairs of the Trust (the “Bylaws”).

ARTICLE II

NAME

The name of the Trust is “Star Holdings.” The Board of Trustees of the Trust (the “Board”) may cause the Trust to use any other designation or name for the Trust.

ARTICLE III

PURPOSES AND POWERS

Section 3.1          Purposes. The purposes for which the Trust is formed are to engage in any lawful act or activity for which a statutory trust may be formed under the general laws of the State of Maryland as now or hereafter in force.

Section 3.2          Powers. The Trust shall have all of the powers granted to a statutory trust by the Act and all other powers that are not inconsistent with law and are appropriate to promote and attain the purposes of the Trust set forth in the Declaration of Trust.

ARTICLE IV

RESIDENT AGENT; Principal Office

The name and address of the resident agent of the Trust in the State of Maryland are CSC – Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202, or such other name and address as may be determined by the Board or any officer of the Trust. The resident agent is a Maryland corporation. The address of the Trust’s principal office in the State of Maryland is c/o CSC – Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202, or such other place as may be determined by the Board or any officer of the Trust. The Trust may have such offices or places of business within or outside the State of Maryland as the Board may from time to time determine.

ARTICLE V

DEFINITIONS

As used in the Declaration of Trust, the following terms shall have the following meanings:

“Beneficial Ownership” means ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Own” and “Beneficially Owned” shall have the correlative meanings.

“Covered Person” means (a) the Board, (b) each equityholder, member, manager, director, officer, employee or agent of the Board and (c) each officer of the Trust.

“Individual” means (a) an “individual” within the meaning of Section 542(a)(2) of the Code, as modified by Section 544 of the Code, and (b) any beneficiary of a “qualified trust” (as defined in Section 856(h)(3)(E) of the Code).

“MGCL” means the Maryland General Corporation Law.

“Person” means an Individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(l7) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section l3(d)(3) of the Securities Exchange Act of 1934, as amended.

ARTICLE VI

BOARD OF TRUSTEES

Section 6.1          Powers. Subject only to any limitations expressly set forth in the Act, Certificate, the Declaration of Trust or the Bylaws, (a) the business and affairs of the Trust shall be managed exclusively by or under the direction of the Board, (b) the Board shall have full, exclusive and absolute power, control and authority over the business and affairs of the Trust and any and all property of the Trust, and no Beneficial Owner of the Trust (each, a “Shareholder” and, collectively, the “Shareholders”) shall have any right to participate in or exercise control or management power over the business and affairs of the Trust, and (c) the Board shall have the exclusive power to take or authorize any action within the powers of the Trust under the Act, the Certificate, the Declaration of Trust and the Bylaws including, without limitation, the power to authorize or approve any action that would otherwise require the approval of one or more Shareholders under the Act. The Declaration of Trust shall be construed with the presumption in favor of the grant of power and authority to the Board. The enumeration and definition of particular powers of the Board included in the Declaration of Trust or the Bylaws shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of the Declaration of Trust or the Bylaws or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board under the general laws of the State of Maryland or any other law. Any determination regarding any matter within the powers of the Board or any construction of the Certificate, the Declaration of Trust or the Bylaws (including any construction of the Certificate, the Declaration of Trust or the Bylaws regarding the scope of the powers of the Board) made by the Board shall be conclusive.

The Board, without any action by the Shareholders, shall have and may exercise, on behalf of the Trust, without limitation, the power to adopt, amend and repeal the Bylaws, which may contain any provisions not inconsistent with the Act, the Certificate or the Declaration of Trust; the power to elect or appoint officers or other agents of the Trust in the manner provided in the Bylaws; to solicit proxies from Shareholders; to authorize the issuance of Shares (as defined below) in one or more classes and series; to authorize the declaration and payment of distributions; and to do any other act and authorize the Trust to do any other act or enter into any agreement or other document necessary or appropriate to exercise the powers or effectuate the purposes of the Trust.

Section 6.2          Number of Trustees. The number of trustees of the Board initially shall be three, which number may be increased or decreased pursuant to the Bylaws. The trustees shall be elected at each annual meeting of shareholders in the manner provided in the Bylaws. The names of the trustees who shall serve until the first annual meeting of shareholders and until their successors and duly elected and qualify are:

Clifford De Souza

Richard Lieb

Nina Matis

Except as provided by the Board in setting the terms of any class or series of the Trust’s preferred shares of beneficial interest, par value $0.001 per share (the “Preferred Shares”), any vacancy may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum, for the remainder of the full term or class of trustees in which the vacancy occurred. It shall not be necessary to list in the Declaration of Trust the names and addresses of any Trustees hereinafter elected.

Section 6.3           Removal. Subject to the rights of holders of one or more classes or series of Preferred Shares to elect or remove one or more trustees, any trustee may be removed, at any time, but only for cause, and then only by the affirmative vote of Shareholders entitled to cast a two-thirds of the votes entitled to be cast generally in the election of trustees. For the purpose of this paragraph, “cause” shall mean a conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty.

Section 6.4          Determinations by the Board. The determination as to any of the following matters by or pursuant to the direction of the Board and consistent with the Declaration of Trust, shall be final and conclusive and shall be binding upon the Trust and every Shareholder: the amount of the net income of the Trust for any period and the amount of assets at any time legally available for the payment of dividends, redemption of Shares or the payment of other distributions to the Shareholders; the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any class or series of Shares; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Trust or of any Shares; the number of outstanding Shares at any time or from time to time; the net asset value of the Trust allocable to any class or series of Shares; any matter relating to the acquisition, holding or disposition of any assets by the Trust; or any other matter relating to the business and affairs of the Trust or required or permitted by law, the Declaration of Trust or otherwise to be determined by the Board.

Section 6.5          Applicability of Title 3, Subtitle 8 of the MGCL. Sections 3-801 through 3-805 of the MGCL shall apply to the Trust. The Trust elects, at such time as it becomes eligible to make the election provided for under Section 3-802(b) of the MGCL, that, except as may be provided by the Board in setting the terms of any class or series of Shares, any and all vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum, and any trustee elected to fill a vacancy shall serve for the remainder of the full term of the trusteeship in which such vacancy occurred.

ARTICLE VII

SHARES OF BENEFICIAL INTEREST

Section 7.1          Authorized Shares. The beneficial interest in the Trust shall be divided into shares of beneficial interest consisting of 200,000,000 common shares of beneficial interest, par value $0.001 per share (the “Common Shares” and, together with the Preferred Shares, the “Shares”), and 30,000,000 Preferred Shares. Subject to the provisions of Article VIII and the terms of any class or series of Shares at the time outstanding, the Board may, by amendment to this Article VII and without any action by the Shareholders, classify or reclassify any unissued Shares from time to time and set or change the number,1 par value, designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the class or series of Shares. If Shares of one class or series are classified or reclassified into Shares of another class or series pursuant to this Article VII, then, except to the extent that the Trust is authorized to issue an unlimited number of Shares of any such class or series, the number of authorized Shares of the former class or series shall be automatically decreased and the number of authorized Shares of the latter class or series shall be automatically increased, in each case by the number of Shares so classified or reclassified. The Board, with the approval of a majority of the Board and without any action by the Shareholders, may amend the Declaration of Trust from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class or series that the Trust has authority to issue.

Section 7.2          Authorization by the Board of Share Issuance. The Board may authorize or cause the Trust to issue from time to time Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration, whether in cash, property, past or future services, obligation for future payment or otherwise, or without consideration (including in connection with a Share split or distribution of Shares), determined by the Board, without shareholder approval, subject to such restrictions or limitations, if any, as may be set forth in the Certificate or the Declaration of Trust.

Section 7.3          Voting Rights. Except as may otherwise be specified in the terms of any class or series of Shares or as provided herein, each Common Share shall entitle the holder thereof to one vote on each matter upon which holders of Common Shares are entitled to vote, including the election of trustees, and, except as provided with respect to any other class or series of Shares, the holders of Common Shares will vote together as a single class and will possess the exclusive voting power. Except to the extent that the Trust directly or indirectly owns Shares in a fiduciary capacity, neither the Trust nor any entity of which the Trust is entitled to exercise a majority of the outstanding voting power may vote on any matter, and Shares held by the Trust or any such entity shall not be counted in determining the total number of votes entitled to be cast on any matter or at any time. Subject to the terms of any class or series of Shares then outstanding limiting or expanding the voting rights of such Common Shares, Common Shareholders shall be entitled to vote only on the following matters:

(a)         the removal of a member of the Board and the election of a successor trustee as provided in Article VII;

(b)        the amendment of the Declaration of Trust, to the extent provided in Section 9.3;

(c)         the merger, consolidation, conversion or share exchange of the Trust, to the extent provided in Article XI;

(d)        such others matters as may be provided in the Bylaws of the Trust;

(e)         such other matters that the Board has submitted to the Shareholders for approval or ratification; and

(f)         such matters with respect to which Common Shareholders are required to vote (whether in a binding or advisory capacity) by federal law, state law or securities exchange rule.

Shareholders are not entitled to vote on the transfer, lease, sale or disposition of all or substantially all of the Trust’s assets or the liquidation, dissolution or winding-up of the Trust. Except with respect to the foregoing matters, no action taken by the Shareholders shall in any way bind the Trust or the Board. Unless a different proportion is specified in the Certificate, the Declaration of Trust or the Bylaws (and notwithstanding any different proportion of votes that may be specified in the Act to approve any matter), the affirmative vote of a majority of the votes cast at a meeting of Common Shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter that may properly come before the Shareholders at such meeting.

Section 7.4          Dividends and Distributions. The Board may from time to time authorize or cause the Trust to pay such dividends or other distributions, in cash or other assets of the Trust or in securities of the Trust or from any other source as the Board shall determine. However, shareholders shall have no right to any dividend or distribution unless and until authorized by the Board and declared by the Trust. Before payment of any dividends or other distributions, there may be set aside out of any funds of the Trust available for dividends or other distributions such amounts as the Board may from time to time reserve for any Trust purpose, and the Board may modify or abolish any such reserve. Distributions shall be made to the holders of Common Shares, pro rata, in proportion to the number of Common Shares held by each of them subject to the terms of any class or series of Shares. Shareholders shall have no right to any dividend or distribution unless and until authorized by the Board and declared by the Trust, and then only at the time and in the amount and form authorized by the Board. Any action by the Board to cause the Trust to declare or pay any dividend or other distribution shall be conclusive evidence of the authorization by the Board of such distribution. The exercise of the powers and rights of the Board pursuant to this Section 7.4 shall be subject to the terms of any class or series of Shares at the time outstanding.

Section 7.5          General Nature of Shares. All Shares shall be personal property entitling the Shareholder only to those rights provided in the Certificate, the Declaration of Trust and the Bylaws. The rights of all Shareholders and the terms of all Shares are subject to the provisions of the Certificate, the Declaration of Trust and the Bylaws. The Shareholders shall have no interest in the property of the Trust and shall have no right to compel any partition, division, dividend or distribution of the Trust or of the property of the Trust. The death of a Shareholder shall not terminate the Trust. The Trust is entitled to treat as Shareholders only those persons in whose names Shares are registered as holders of Shares on the beneficial interest ledger of the Trust. Notwithstanding any other provision in the Declaration of Trust, no determination shall be made by the Board nor shall any transaction be entered into by the Trust which would cause any Shares or other beneficial interest in the Trust not to constitute “transferable shares” or “transferable certificates of beneficial interest” under Section 856(a)(2) of the Code.

Section 7.6          Fractional Shares. The Trust may, without the consent or approval of any Shareholder, issue fractional Shares, eliminate any outstanding fraction of a Share by rounding up to a full Share, arrange for the disposition of a fraction of a Share by the person entitled to it or pay cash for the fair value of a fraction of a Share.

Section 7.7          Divisions and Combinations of Shares. Subject to an express provision to the contrary in the terms of any class or series of beneficial interest hereafter authorized, the Board shall have the power to divide or combine the outstanding shares of any class or series of beneficial interest, without a vote of shareholders, so long as the number of shares combined into one share in any such combination or series of combinations within any period of twelve months is not greater than ten.

ARTICLE VIII

LIABILITY OF SHAREHOLDERS, TRUSTEES, OFFICERS,
EMPLOYEES AND AGENTS AND TRANSACTIONS
BETWEEN SUCH PERSONS AND THE TRUST

Section 8.1          Limitation of Shareholder Liability. No Shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of his, her or it being a Shareholder, nor shall any Shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the property or affairs of the Trust.

Section 8.2          Limitation of Trustee and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees and officers of a statutory trust, no Covered Person shall be liable to the Trust or to any Shareholder for money damages. Neither the amendment nor repeal of this Section 8.2, nor the adoption or amendment of any other provision of the Declaration of Trust inconsistent with this Section 8.2, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

Section 8.3          Indemnification. To the maximum extent permitted for Maryland corporations by the MGCL in effect from time to time, the Trust shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Trust and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Trust and at the request of the Trust, serves or has served as a director, officer, member, manager, partner or trustee of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity. The Trust shall have the power, with the approval of the Board of Trustees, to provide such indemnification and advance of expenses to a person who served a predecessor of the Trust in any of the capacities described in (a) or (b) above and to any employee or agent of the Trust or a predecessor of the Trust.

Any indemnification or payment or reimbursement of the expenses permitted by the Declaration of Trust shall be furnished in accordance with the procedures provided for indemnification or advance or reimbursement of expenses, as the case may be, under Section 2-418 of the MGCL (or any successor provision thereto) for directors of Maryland corporations.

Neither the amendment nor repeal of this Article VIII, nor the adoption or amendment of any other provision of the Declaration of Trust inconsistent with this Article VIII, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. The rights to indemnification and advance of expenses provided by the Declaration of Trust shall vest immediately upon election of a Trustee or officer.

Section 8.4          Transactions between the Trust and its Trustees, Officers, Employees and Agents. Subject to any express restrictions in the Certificate or the Declaration of Trust or adopted by the Board, the Trust may enter into any contract or transaction of any kind, including, without limitation, for the purchase or sale of property or for any type of services, including those in connection with the offer or sale of securities of the Trust, with any Person, including any Covered Person or employee or agent of the Trust or any Person affiliated with a Covered Person or employee or agent of the Trust, whether or not any of them has a financial interest in such transaction. The procedures and presumptions set forth in Section 2-419 of the MGCL (or any successor provision thereto) shall be available for and apply to any contract or other transaction between the Trust and the Board or between the Trust and any other trust, corporation, firm or other entity in which the Board is a trustee or director or has a material financial interest.

Section 8.5          Duties of Trustees, Officers and Agents. Any Covered Person may have business interests and engage in business activities similar, in addition to or in competition with those of or relating to the Trust. The trustees shall have the duties set forth in Section 12-402 of the Act, except that neither the trustees, nor any other Covered Person, shall have any duty, fiduciary or otherwise, or obligation to the Trust, any Shareholder or any creditor of the Trust to present or offer any business opportunity to the Trust or to refrain from competing with the Trust.  No Covered Person shall have any duties, including fiduciary duties under the common law of trusts, or be subject to any duties or other standard of conduct, other than as set forth in the preceding sentence.  Any action or failure to act by the trustees shall be presumed to be in accordance with the duties described in this Section 8.5, and any Person alleging the contrary shall bear the burden of proof that the action or failure to act was not consistent with such duties. To the maximum extent permitted by the Act, as in effect from time to time. Each Covered Person shall, in the performance of his, her or its duties with respect to the Trust, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Trust whom the trustee or officer reasonably believes to be reliable and competent in the matters presented or by a lawyer, certified public accountant or other Person as to a matter which the trustee or officer reasonably believes to be within the Person’s professional or expert competence.

ARTICLE IX

AMENDMENT

Section 9.1          General. The Trust reserves the right from time to time to make any amendment to the Certificate or the Declaration of Trust now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Declaration, of any outstanding Shares. The Certificate or the Declaration of Trust may be amended only as provided in this Article IX. The merger or consolidation of the Trust with another Person, the dissolution of the Trust or any other transaction between the Trust and another Person in which the Trust does not survive as a separate entity shall not be considered an amendment to the Declaration of Trust for purposes of this Article IX.

Section 9.2          By the Board. Except as may otherwise be expressly provided in the Certificate, the Certificate may be amended only by the Board, without any action or approval by the Shareholders. Amendments to the Declaration of Trust as specified in Section 7.1 of the Declaration of Trust or Section 2-605 of the MGCL may be approved by the Board, without any action or approval by the Shareholders.

Section 9.3          By Shareholders. Except as set forth in Section 7.1 of the Declaration of Trust, Section 9.2, Section 2-605 of the MGCL or the terms of any class or series of Shares, any amendment to the Declaration of Trust must be approved by the Board and Shareholders entitled to cast a majority of the votes entitled to be cast on the matter.

ARTICLE X

MERGER, CONSOLIDATION OR SALE OF TRUST PROPERTY

The Trust may (a) merge with or into or convert into another entity or (b) consolidate with one or more other entities into a new entity. Subject to the terms of any series or class of Shares at the time outstanding, any such action identified in the preceding sentence must be approved by the Board and, unless such action could be taken by a Maryland corporation without the approval of its Shareholders pursuant to the MGCL, Shareholders entitled to cast a majority of all of the votes entitled to be cast on the matter. The sale, lease, transfer or other disposition of all or substantially all of the Trust’s assets and the liquidation, dissolution and winding-up of the Trust may be approved by the Board without any Shareholder approval.

Article XI

Duration of Trust

Section 11.1         Duration. The Trust shall continue perpetually unless dissolved pursuant to Section 11.2 pursuant to any applicable provision of the Act. No Shareholder or other Person shall have any right to petition a court for judicial dissolution of the Trust.

Section 11.2         Dissolution. Subject to the terms of any class or series of Shares at the time outstanding, the Trust may be dissolved with the approval of the Board.

ARTICLE XII

MISCELLANEOUS

Section 12.1        Certificate of Trust. In the event of any conflict between the provisions of the Certificate and the Declaration of Trust, the provisions of the Certificate shall control.

Section 12.2        Inspection. Any Shareholder shall be entitled to examine the Trust’s books and records to the extent permitted by Section 12-305 of the Act, but only if, and to the extent, approved by the Board.

Section 12.3.       Rights of Objecting Shareholders; Derivative Claims. Shareholders shall not be entitled to exercise any appraisal rights or rights analogous to those of an objecting Shareholder provided for under Title 3, Subtitle 2 of the MGCL (or any successor provision thereto). A Shareholder shall not be entitled to recover a judgment in favor of the Trust, assert any claim in the name of the Trust or bring any other action that is derivative in nature without the approval of the Board.

Section 12.4        Reliance by Third Parties. Any certificate shall be final and conclusive as to any person dealing with the Trust if executed by the Secretary or an Assistant Secretary of the Trust or a trustee, and if certifying to: (a) the number or identity of trustees, officers of the Trust or shareholders; (b) the due authorization of the execution of any document; (c) the action or vote taken, and the existence of a quorum, at a meeting of the Board or shareholders; (d) a copy of the Declaration of Trust or of the Bylaws as a true and complete copy as then in force; (e) an amendment to the Declaration of Trust; (f) the termination of the Trust; or (g) the existence of any fact relating to the affairs of the Trust. No purchaser, lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trust on its behalf or by any officer, employee or agent of the Trust.

Section 12.5        Governing Law. The rights of all parties and the validity, construction and effect of every provision of the Declaration of Trust shall be subject to and construed according to the laws of the State of Maryland, without regard to conflicts of law provisions thereof.

Section 12.5         Severability.

(a)      The provisions of the Declaration of Trust are severable, and if the Board shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, Title 12 or other applicable federal or state laws, the Conflicting Provisions, to the extent of the conflict, shall be deemed never to have constituted a part of the Declaration of Trust, even without any amendment of the Declaration of Trust pursuant to Article IX and without affecting or impairing any of the remaining provisions of the Declaration of Trust or rendering invalid or improper any action taken or omitted prior to such determination. No trustee shall be liable for making or failing to make such a determination. In the event of any such determination by the Board, the Board shall amend the Declaration of Trust in the manner provided in Section 9.2.

(b)      If any provision of the Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable such provision in any other jurisdiction or any other provision of the Declaration of Trust in any jurisdiction.

- Signature Page Follows -

IN WITNESS WHEREOF, this Amended and Restated Declaration of Trust has been executed by the undersigned trustees to be effective as of the date and year first above written.

BOARD OF TRUSTEES:

[____________________________________________________________]

[____________________________________________________________]

[____________________________________________________________]

[____________________________________________________________]

[____________________________________________________________]

- Signature Page to Amended and Restated Declaration of Trust -